 Exhibit 10.2
TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) dated as of October 6, 2010, is entered into by and between Brookridge Funding Services, LLC, a North Carolina limited liability company (“Brookridge”), and MGM Funding, LLC, a North Carolina limited liability company (“MGM”).

WITNESSETH:

WHEREAS, Brookridge, as the Borrower, and MGM, as the Lender, are party to that certain Credit Agreement, dated as of December 7, 2009 (the “Credit Agreement”), and the Loan Documents executed in connection therewith (together with the Credit Agreement, the “Credit Documents”; capitalized terms used herein and not otherwise defined shall be as defined in the Credit Agreement);

WHEREAS, Brookridge is party to that certain Rescission Agreement, dated as of the date hereof (the “Rescission Agreement”), together with Michael P. Hilton (“Hilton”), John A. McNiff III (“McNiff” and, together with Hilton, “Buyers”) and Anchor Funding Services, Inc., a Delaware corporation (“Seller”), by which the Seller is selling to the Buyers 100% of its interest in Brookridge (the “Transaction”);

WHEREAS, in connection with the consummation of the Transaction, Buyers have committed to cause Brookridge to pay by wire transfer of immediately available funds to a bank account designated by MGM all amounts necessary to discharge any amounts due in connection with the Credit Agreement, including interest and fees (collectively, the “Payoff Amount”); and

WHEREAS, in connection therewith and concurrent with the payment of the Payoff Amount, the parties hereto have determined that it is in their mutual best interests to terminate the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other good and valuable consideration, and as an inducement for the termination of the Credit Agreement and payment of the Payoff Amount, the parties hereto do hereby agree as follows:

1.
Termination of Credit Agreement.  Subject to the terms and conditions hereof, the Credit Agreement is hereby terminated effective as of the date hereof, together with all indebtedness, liabilities and obligations of Brookridge (including the Obligations), and obligations and commitments of MGM, in connection therewith.  Notwithstanding such termination, MGM continues to be entitled to indemnification as provided in Section 9.07 thereof with respect to all matters arising out of circumstances or events existing or occurring on or prior to the time of such termination.

Settlement of Payoff Amount.

(a)
The Payoff Amount due as of the date hereof is $0.  MGM hereby confirms to Brookridge that payment in full of the Payoff Amount and termination of the Credit Agreement will not cause any prepayment penalty or other charges under the Credit Agreement.  Payment of the Payoff Amount, should such amount exceed $0, shall be paid by wire transfer of immediately available funds to such bank account as MGM shall designate.

(b)
MGM hereby acknowledges and agrees that upon its receipt of the Payoff Amount, all of the liens, pledges, security interests, financing statements, encumbrances, pledges, guarantees (including the Guarantee), mortgages and other similar interests or charges of whatever nature against property of Brookridge, Hilton or McNiff, including, without limitation, those granted to MGM by the Security Agreement or otherwise in favor of MGM, shall automatically terminate and be automatically released.

(c)
In furtherance of the foregoing, MGM hereby authorizes Brookridge, Hilton or McNiff and their respective designees to prepare and file such termination statements and similar documents as may be necessary to evidence of record the termination and releases set forth herein.

3.
Miscellaneous. This Agreement constitutes the final and exclusive expression of the agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior written or oral agreements with respect to such subject matter.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to the choice of law provisions or principles thereof.  This Agreement may be executed by the parties in multiple separate counterparts, all of which taken together shall constitute a single Agreement, and shall be effective as of the date hereof upon the execution of a counterpart hereof, whether or not the same counterpart, by each party hereto.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names, as of the day and year set forth above.

BROOKRIDGE FUNDING SERVICES, LLC

By:
Name: John A. McNiff III
Title: Co-president

By:
Name: Michael P. Hilton
Title: Co-president

MGM FUNDING, LLC

By:
Name: Morry Rubin
Title: Managing Member

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